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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2006

DRAVCO MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50664	88-474904
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

580 Hornby Street
Suite 210
Vancouver, British Columbia
Canada V6C 3B6
(Address of principal executive offices and Zip Code)

(604) 687-6991
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2006, we entered into a Letter of Intent with Nevada Sunrise, LLC whereby we agreed to acquire from Nevada Sunrise, LLC a 100% interest in the Golden Arrow property comprising 254 lode claims plus 17 patented claims covering a total land area of approximately 5,125 acres located in Nye County, Nevada. The foregoing acquisition is subject to us:

1. Issuing 5,000,000 restricted shares of common stock to Nevada Sunrise, LLC, plus issuing an additional 5,000,000 restricted shares of common stock which will be placed in escrow pending the establishment of a Canadian National Instrument 43-101 compliant resource of 1,000,000 ounces of gold or more by Nevada Sunrise, LLC.

2. Selling 4,000,000 restricted shares of common stock at a price of $1.00 per share or more.

3. Effecting a forward split on a 2 for 1 basis.

4. Replacing our board of directors with individuals designated by Nevada Sunrise, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of May, 2006.

DRAVCO MINING INC.

BY:	RODNEY LOZINSKI
Rodney Lozinski, president, principal executive officer, and sole member of the board of directors